EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-72162 and 333-71350) and Form S-8 (Registration No. 2-42170) of The Washington Post Company, and in the Prospectuses constituting a part thereof, of our report dated January 25, 2002 appearing on page 31 of this Annual Report on Form 10-K, and to the reference to us under the heading “Experts” in such Prospectuses.

PricewaterhouseCoopers LLP

Washington, D.C.
March 25, 2002